EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

RECORD 2007 SECOND QUARTER RESULTS

Second Quarter 2007

Net Income Per Share -- $1.02

Net Operating Income Per Share -- $1.01

GAAP Combined Ratio – 91.2%

DES MOINES, Iowa (August 7, 2007) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported its best second quarter since becoming a public company in 1982. “We are pleased to report another record-breaking quarter,” stated President and CEO Bruce G. Kelley. “This continues to build on what we believe will be another outstanding year.”

Management also reaffirmed its current earnings guidance of $2.95 to $3.15 of operating earnings per share for the year1. This guidance was announced on July 19, 2007 in response to the excellent operating results experienced during the first six months of the year. This guidance is based on a projected GAAP combined ratio of 97.0 percent for the year.

The Company reported record operating income of $13,849,000 ($1.01 per share) for the second quarter ended June 30, 2007, surpassing the previous record of $10,392,000 ($0.76 per share) established in the second quarter of 2006. For the first six months of 2007, operating income was $27,708,000 ($2.01 per share), compared to the record $28,457,000 ($2.08 per share) reported in 2006.

Net income, including realized investment gains/losses, was $13,990,000 ($1.02 per share) for the second quarter of 2007 compared to $11,815,000 ($0.86 per share) for the second quarter of 2006. Net income for the first six months of 2007 was $28,692,000 ($2.09 per share), compared to the record $31,078,000 ($2.27 per share) reported in 2006.

Premiums earned increased 1.3 percent to $99,499,000 for the second quarter of 2007 from $98,218,000 for the same period in 2006. For the first six months of 2007, premiums earned increased 0.2 percent to $194,005,000 from $193,710,000 in 2006. Premium income was down slightly in the property and casualty insurance segment during the second quarter of 2007 as new business premium was not sufficient to offset the premium lost from declining premium rates and business not renewed; however, the reinsurance segment reported a 7.5 percent increase in premium income due to an increase in the estimate of earned but not reported premiums and a large increase in premiums on two existing contracts. On an overall basis, rate competition continued to increase moderately in the property and casualty insurance marketplace during the first six months of 2007 and management expects market conditions to remain competitive for the remainder of the year, assuming there are no market altering catastrophic events. Consequently, the Company’s overall rate level is expected to continue to decline moderately during the remainder of 2007. In addition, there are indications of increasing rate competition in the reinsurance marketplace, which could result in lower rates on future contract renewals and on new contracts.

Investment income increased 2.5 percent to $11,655,000 for the second quarter of 2007 from $11,368,000 for the second quarter of 2006. For the first six months of 2007, investment income increased 2.1 percent to $23,643,000 from $23,147,000 in 2006. These increases are attributed to higher average invested asset balances and a small increase in the yield on fixed maturity securities.

The Company experienced $13,411,000 ($0.63 per share after tax) of favorable development on prior years’ reserves in the second quarter of 2007, compared to $16,341,000 ($0.77 per share after tax) in the second quarter of 2006. For the first six months of 2007, favorable development on prior years’ reserves totaled $31,501,000 ($1.49 per share after tax) compared to $21,376,000 ($1.01 per share after tax) in 2006. The reported amounts of favorable development for the second quarter and first six months of 2006 reflect an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. The amount of favorable development on prior years’ reserves that would have been reported in the second quarter and first six months of 2006 had the IBNR reserve accident year allocation factors not been adjusted would have been approximately $10,949,000 and $26,735,000, respectively. While the amount of favorable development experienced during the first six months of 2007 is large, it is important to note that, on an aggregate basis, much of the favorable development can be attributed to the final settlement of closed claims. It is also important to note that the most recent actuarial analysis indicates that the Company’s carried reserves remained in the upper quartile of the range of actuarial reserves estimates; however, a moderate decline within the range was indicated.

Catastrophe and storm losses increased to $9,790,000 ($0.46 per share after tax) in the second quarter of 2007 from $4,762,000 ($0.23 per share after tax) in the second quarter of 2006. For the first six months of 2007, catastrophe and storm losses totaled $12,261,000 ($0.58 per share after tax) compared to $6,902,000 ($0.33 per share after tax) in 2006. Losses associated with the May tornado that devastated Greensburg, Kansas totaled $6,093,000 ($0.29 per share after tax).

The Company’s GAAP combined ratio was 91.2 percent in the second quarter of 2007 compared to

96.3 percent in the second quarter of 2006. For the first six months of 2007, the Company’s GAAP combined ratio was 91.2 percent, compared to 90.3 percent in 2006.

At June 30, 2007, consolidated assets totaled $1.3 billion, including $993.3 million in the investment portfolio; stockholders’ equity was $332.7 million; and net book value of the Company’s stock was $24.18 per share, an increase of 7.8 percent from $22.44 per share at December 31, 2006.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 11:00 a.m. eastern daylight time, August 7, 2007. Dial-in information for the call is toll-free 1-866-202-4683 (International: 617-213-8846); passcode 26004705. The event will be archived and available for digital replay through August 14, 2007. The replay access information is toll-free 1-888-286-8010 (International: 617-801-6888); passcode 76921807. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When management uses the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, it intends to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended June 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,803,159	$ 19,695,525	$ -	$ 99,498,684
Investment income, net	8,667,075	2,926,302	61,196	11,654,573
Other income	151,024	-	-	151,024
	88,621,258	22,621,827	61,196	111,304,281
Losses and expenses:
Losses and settlement expenses	45,735,919	10,678,193	-	56,414,112
Dividends to policyholders	2,794,606	-	-	2,794,606
Amortization of deferred policy acquisition costs	18,650,398	3,843,089	-	22,493,487
Other underwriting expenses	8,900,095	114,823	-	9,014,918
Interest expense	193,125	84,975	-	278,100
Other expenses	176,329	171,008	202,355	549,692
	76,450,472	14,892,088	202,355	91,544,915
Operating income (loss) before income taxes	12,170,786	7,729,739	(141,159)	19,759,366
Realized investment gains	184,283	32,568	-	216,851
Income (loss) before income taxes	12,355,069	7,762,307	(141,159)	19,976,217
Income tax expense (benefit):
Current	4,125,132	2,342,205	(49,406)	6,417,931
Deferred	(437,158)	5,017	-	(432,141)
	3,687,974	2,347,222	(49,406)	5,985,790
Net income (loss)	$ 8,667,095	$ 5,415,085	$ (91,753)	$ 13,990,427
Average shares outstanding				13,761,285
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.63	$ 0.39	$ -	$ 1.02
Decrease in provision for
insured events of prior years (after tax)	$ 0.46	$ 0.17	$ -	$ 0.63
Catastrophe and storm losses (after tax)	$ (0.44)	$ (0.02)	$ -	$ (0.46)
Dividends per share				$ 0.17
Other Information of Interest:
Net Written Premiums	$ 83,788,100	$ 19,566,392	$ -	$ 103,354,492
Decrease in provision for
insured events of prior years	$ (9,724,759)	$ (3,686,198)	$ -	$ (13,410,957)
Catastrophe and storm losses	$ 9,417,254	$ 372,662	$ -	$ 9,789,916
GAAP Combined Ratio:
Loss ratio	57.3%	54.2%	-	56.7%
Expense ratio	38.0%	20.1%	-	34.5%
	95.3%	74.3%	-	91.2%

	Property and
	Casualty		Parent
Quarter Ended June 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,895,345	$ 18,322,576	$ -	$ 98,217,921
Investment income, net	8,428,243	2,875,891	64,293	11,368,427
Other income	207,499	16,834	-	224,333
	88,531,087	21,215,301	64,293	109,810,681
Losses and expenses:
Losses and settlement expenses	46,965,551	13,146,247	-	60,111,798
Dividends to policyholders	1,739,425	-	-	1,739,425
Amortization of deferred policy acquisition costs	18,347,577	4,146,844	-	22,494,421
Other underwriting expenses	10,208,438	32,160	-	10,240,598
Interest expense	193,125	84,975	-	278,100
Other expenses	466,678	(2,015)	164,053	628,716
	77,920,794	17,408,211	164,053	95,493,058
Operating income (loss) before income taxes	10,610,293	3,807,090	(99,760)	14,317,623
Realized investment gains	1,852,727	335,167	-	2,187,894
Income (loss) before income taxes	12,463,020	4,142,257	(99,760)	16,505,517
Income tax expense (benefit):
Current	4,474,488	1,087,270	(34,916)	5,526,842
Deferred	(842,031)	6,180	-	(835,851)
	3,632,457	1,093,450	(34,916)	4,690,991
Net income (loss)	$ 8,830,563	$ 3,048,807	$ (64,844)	$ 11,814,526
Average shares outstanding				13,718,236
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.64	$ 0.22	$ -	$ 0.86
Decrease in provision for
insured events of prior years (after tax)	$ 0.69	$ 0.08	$ -	$ 0.77
Catastrophe and storm losses (after tax)	$ (0.23)	$ -	$ -	$ (0.23)
Dividends per share				$ 0.16
Other Information of Interest:
Net Written Premiums	$ 82,028,290	$ 16,573,437	$ -	$ 98,601,727
Decrease in provision for
insured events of prior years	$ (14,517,808)	$ (1,823,364)	$ -	$ (16,341,172)
Catastrophe and storm losses	$ 4,758,386	$ 3,229	$ -	$ 4,761,615
GAAP Combined Ratio:
Loss ratio	58.8%	71.7%	-	61.2%
Expense ratio	37.9%	22.9%	-	35.1%
	96.7%	94.6%	-	96.3%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 159,007,479	$ 34,997,590	$ -	$ 194,005,069
Investment income, net	17,561,611	5,947,671	133,258	23,642,540
Other income	270,901	-	-	270,901
	176,839,991	40,945,261	133,258	217,918,510
Losses and expenses:
Losses and settlement expenses	87,733,362	22,156,710	-	109,890,072
Dividends to policyholders	3,736,715	-	-	3,736,715
Amortization of deferred policy acquisition costs	37,630,571	6,641,057	-	44,271,628
Other underwriting expenses	17,982,447	998,364	-	18,980,811
Interest expense	386,250	169,950	-	556,200
Other expenses	473,226	175,800	484,026	1,133,052
	147,942,571	30,141,881	484,026	178,568,478
Operating income (loss) before income taxes	28,897,420	10,803,380	(350,768)	39,350,032
Realized investment gains	1,326,276	187,015	-	1,513,291
Income (loss) before income taxes	30,223,696	10,990,395	(350,768)	40,863,323
Income tax expense (benefit):
Current	9,911,901	3,448,199	(122,769)	13,237,331
Deferred	(739,551)	(326,285)	-	(1,065,836)
	9,172,350	3,121,914	(122,769)	12,171,495
Net income (loss)	$ 21,051,346	$ 7,868,481	$ (227,999)	$ 28,691,828
Average shares outstanding				13,756,816
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.53	$ 0.57	$ (0.01)	$ 2.09
Decrease in provision for insured
events of prior years (after tax)	$ 1.21	$ 0.28	$ -	$ 1.49
Catastrophe and storm losses (after tax)	$ (0.56)	$ (0.02)	$ -	$ (0.58)
Dividends per share				$ 0.34
Book value per share				$ 24.18
Effective tax rate				29.8%
Annualized net income as a percent of beg. SH equity				18.6%
Other Information of Interest:
Net Written Premiums	$ 158,941,580	$ 34,373,121	$ -	$ 193,314,701
Decrease in provision for
insured events of prior years	$ (25,509,757)	$ (5,991,590)	$ -	$ (31,501,347)
Catastrophe and storm losses	$ 11,851,896	$ 409,134	$ -	$ 12,261,030
GAAP Combined Ratio:
Loss ratio	55.2%	63.3%	-	56.6%
Expense ratio	37.3%	21.8%	-	34.6%
	92.5%	85.1%	-	91.2%

	Property and
	Casualty		Parent
Six Months Ended June 30, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 157,638,116	$ 36,072,003	$ -	$ 193,710,119
Investment income, net	17,092,187	5,945,722	108,964	23,146,873
Other income	316,059	16,834	-	332,893
	175,046,362	42,034,559	108,964	217,189,885
Losses and expenses:
Losses and settlement expenses	82,605,473	25,924,354	-	108,529,827
Dividends to policyholders	2,731,143	-	-	2,731,143
Amortization of deferred policy acquisition costs	36,694,468	7,297,082	-	43,991,550
Other underwriting expenses	18,812,043	859,152	-	19,671,195
Interest expense	386,250	169,950	-	556,200
Other expenses	726,585	-	351,868	1,078,453
	141,955,962	34,250,538	351,868	176,558,368
Operating income (loss) before income taxes	33,090,400	7,784,021	(242,904)	40,631,517
Realized investment gains	3,383,768	649,001	-	4,032,769
Income (loss) before income taxes	36,474,168	8,433,022	(242,904)	44,664,286
Income tax expense (benefit):
Current	12,462,626	2,485,237	(85,016)	14,862,847
Deferred	(1,034,017)	(242,929)	-	(1,276,946)
	11,428,609	2,242,308	(85,016)	13,585,901
Net income (loss)	$ 25,045,559	$ 6,190,714	$ (157,888)	$ 31,078,385
Average shares outstanding				13,690,586
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.83	$ 0.45	$ (0.01)	$ 2.27
Decrease in provision for
insured events of prior years (after tax) (1)	$ 0.89	$ 0.12	$ -	$ 1.01
Catastrophe and storm losses (after tax)	$ (0.32)	$ (0.01)	$ -	$ (0.33)
Dividends per share				$ 0.32
Book value per share				$ 20.29
Effective tax rate				30.4%
Annualized net income as a percent of beg. SH equity				23.7%
Other Information of Interest:
Net Written Premiums	$ 156,707,889	$ 30,023,351	$ -	$ 186,731,240
Decrease in provision for
insured events of prior years (1)	$ (18,813,828)	$ (2,562,390)	$ -	$ (21,376,218)
Catastrophe and storm losses	$ 6,697,724	$ 203,999	$ -	$ 6,901,723
GAAP Combined Ratio:
Loss ratio	52.4%	71.9%	-	56.0%
Expense ratio	36.9%	22.6%	-	34.3%
	89.3%	94.5%	-	90.3%

(1)

The reported amount of favorable development reflects an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. Had the factors not been adjusted, the favorable development would have been $24,173,402 ($1.15 per share after tax) for the property and casualty insurance segment and $26,735,792 ($1.27 per share after tax) on a consolidated basis.

CONSOLIDATED BALANCE SHEETS – UNAUDITED

	June 30,	December 31,
	2007	2006
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $5,699,881 and $5,768,918)	$ 5,650,710	$ 5,679,960
Securities available-for-sale, at fair value
(amortized cost $623,884,205 and $706,273,867)	628,439,837	716,927,579
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $172,538,354 and $89,841,454)	169,033,208	88,909,477
Equity securities available-for-sale, at fair value
(cost $81,977,014 and $77,089,044)	125,703,328	112,527,480
Other long-term investments, at cost	119,495	552,202
Short-term investments, at cost	64,319,647	76,722,652
Total investments	993,266,225	1,001,319,350

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	41,136,830	37,805,569
Prepaid reinsurance premiums	4,315,675	4,807,822
Deferred policy acquisition costs	33,581,444	33,662,408
Defined benefit retirement plan, prepaid asset	7,266,199	7,836,958
Other assets	4,792,323	2,410,120

Cash	147,470	196,274
Accrued investment income	11,201,248	11,363,814
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	405,296	205,046
Income taxes recoverable	1,439,884	1,888,935
Deferred income taxes	13,569,323	12,403,141
Goodwill	941,586	941,586
Securities lending collateral	174,174,619	91,317,719
Total assets	$ 1,286,238,122	$ 1,206,158,742

	June 30,	December 31,
	2007	2006
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 544,739,596	$ 548,547,982
Unearned premiums	154,729,067	155,653,799
Other policyholders' funds	8,067,869	7,320,536
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	1,442,492	18,621,351
Employee retirement plans	18,424,753	17,700,372
Other liabilities	15,940,070	22,702,661

Securities lending obligation	174,174,619	91,317,719
Total liabilities	953,518,466	897,864,420

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,761,408
shares in 2007 and 13,741,663 shares in 2006	13,761,408	13,741,663
Additional paid-in capital	107,595,222	107,016,563
Accumulated other comprehensive income	24,748,542	24,934,903
Retained earnings	186,614,484	162,601,193
Total stockholders' equity	332,719,656	308,294,322
Total liabilities and stockholders' equity	$ 1,286,238,122	$ 1,206,158,742

The Company had total cash and invested assets with a carrying value of $993.4 million as of June 30, 2007 and $1.0 billion as of December 31, 2006. The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	June 30, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,651	$ 5,700	0.6%	$ 5,651
Fixed maturity securities available-for-sale	796,422	797,473	80.3%	797,473
Equity securities available-for-sale	81,977	125,703	12.6%	125,703
Cash	147	147	-	147
Short-term investments	64,320	64,320	6.5%	64,320
Other long-term investments	120	120	0.0%	120
	$ 948,637	$ 993,463	100.0%	$ 993,414

	December 31, 2006
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,680	$ 5,769	0.6%	$ 5,680
Fixed maturity securities available-for-sale	796,115	805,837	80.4%	805,837
Equity securities available-for-sale	77,089	112,527	11.2%	112,527
Cash	196	196	-	196
Short-term investments	76,723	76,723	7.7%	76,723
Other long-term investments	552	552	0.1%	552
	$ 956,355	$ 1,001,604	100.0%	$ 1,001,515

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of June 30, 2007 are as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. government-sponsored agencies	$ 4,997	$ 8	$ -	$ 5,005
Mortgage-backed securities	654	41	-	695
Total securities held-to-maturity	$ 5,651	$ 49	$ -	$ 5,700

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,720	$ 4	$ -	4,724
U.S. government-sponsored agencies	427,336	37	7,743	419,630
Obligations of states and political subdivisions	249,224	6,635	723	255,136
Mortgage-backed securities	14,180	734	25	14,889
Public utility securities	6,003	258	-	6,261
Debt securities issued by foreign governments	6,831	55	33	6,853
Corporate securities	88,128	2,319	467	89,980
Total fixed maturity securities	796,422	10,042	8,991	797,473

Common stocks	70,477	43,757	74	114,160
Non-redeemable preferred stocks	11,500	175	132	11,543
Total equity securities	81,977	43,932	206	125,703
Total securities available-for-sale	$ 878,399	$ 53,974	$ 9,197	$ 923,176

NET WRITTEN PREMIUMS

	Three Months Ended		Six Months Ended
	June 30, 2007		June 30, 2007
		Percent of		Percent of
		Increase/		Increase/
	Percent of	(Decrease) in	Percent of	(Decrease) in
	Net Written	Net Written	Net Written	Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	18.8%	0.3%	19.2%	1.1%
Liability	18.7%	3.9%	19.1%	4.1%
Property	15.2%	1.7%	15.3%	1.6%
Workers' Compensation	14.8%	9.5%	15.1%	4.8%
Other	2.3%	-%	2.2%	0.5%
Total Commercial Lines	69.8%	3.4%	70.9%	2.8%

Personal Lines:
Automobile	5.8%	(4.4)%	6.2%	(5.8)%
Property	5.3%	(5.9)%	4.9%	(7.1)%
Liability	0.2%	5.5%	0.2%	5.0%
Total Personal	11.3%	(5.0)%	11.3%	(6.2)%
Total Property and Casualty Insurance	81.1%	2.1%	82.2%	1.4%

Reinsurance	18.9%	18.1%	17.8%	2.7%	(1)
Total	100.0%	4.8%	100.0%	1.7%	(1)

(1)	Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.